Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated May 29, 2007, except for Note 23(c), which is as of June 19, 2007, relating to the consolidated financial statements of Perfect World Co., Ltd., which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

July 2, 2007